UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      January 19, 2006

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:          (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On January 19, 2006, The J. Jill Group, Inc. (the “Company”) entered into a letter agreement with Stephen L. Pearson relating to the termination of his employment with the Company.  Pursuant to the agreement,  Mr. Pearson is executing a release of any claims against the Company, and the Company is making a lump-sum severance payment to Mr. Pearson equal to his total annual salary of $400,000 and will provide him miscellaneous other benefits, including continuation of group medical and dental insurance plan payments on his behalf for a period of up to 18 months after his last day of employment with the Company.  In addition, in the event a change in control (as defined in the agreement) occurs at any time on or before December 31, 2006, Mr. Pearson will be paid supplemental compensation in the lump-sum amount of $729,552 subject to his continuing compliance with certain ongoing obligations under the agreement and his executing a second release of claims.  A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)         Exhibits

10.1                           Letter Agreement, dated January 19, 2006, between the Company and Stephen L. Pearson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: January 24, 2006	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President /
Chief Financial Officer and Chief
Administrative Officer
(Principal Financial Officer)